Exhibit 10.1

SIDE LETTER AMENDMENT NO. 2

TO SERIES B-3 PREFERRED STOCK PURCHASE AGREEMENT

This Side Letter Amendment No. 2 (this “Second Amendment”) is entered into as of June 30, 2026, by and between Forum Markets, Inc. (f/k/a ETHZilla Corporation), a Delaware corporation (“Forum”), and Zippy, Inc., a Delaware corporation (“Zippy”). Forum and Zippy are referred to herein individually as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, the Parties entered into the Series B-3 Preferred Stock Purchase Agreement, dated as of December 9, 2025 (the “Agreement”), as amended by the Side Letter Amendment dated March 25, 2026 (the “First Amendment,” and together with the Agreement, the “Amended Agreement”), pursuant to which Forum acquired an equity stake in Zippy in exchange for cash and Forum equity;

WHEREAS, under the Amended Agreement, the Parties established an equity-based consideration component subject to a final make-whole amount calculated as of a true-up determination date, defined as June 30, 2026 (the “Original True-Up Determination Date”);

WHEREAS, under the Amended Agreement, Forum was required to pay Zippy a cash amount equal to the difference, if any, between the value of the Retained Stock (as defined in the Agreement) based on the Per Share Price of $10.50 and the value of the Retained Stock based on the volume-weighted average price of Forum’s common stock for the ten (10) Trading Days prior to the Original True-Up Determination Date (the “Final Make Whole Amount,” as further defined in Section 6.2 of the Agreement);

WHEREAS, in furtherance of their ongoing strategic partnership, to provide both Parties with greater flexibility with respect to the timing and measurement of the Final Make Whole Amount, and to spread the risk associated with Forum’s stock performance, the Parties desire to restructure the Final Make Whole Amount mechanics by replacing the single Original True-Up Determination Date with a trifurcated true-up framework consisting of three separate measurement and payment dates, as set forth herein;

WHEREAS, the Parties further desire to provide Zippy with flexibility to retain or sell Forum Common Stock across three sell periods, each with independent make-whole protection as set forth herein;

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

AGREEMENT

1.  Amendment to Final Make Whole Amount — Trifurcated True-Up Framework. The Parties hereby agree to amend Section 6.2 of the Amended Agreement to replace the single True-Up Determination Date of June 30, 2026 with a trifurcated true-up framework consisting of a First True-Up Date, a Second True-Up Date, and a Third True-Up Date (each as defined below, each a “True-Up Determination Date” and collectively, the “True-Up Determination Dates”), each with its own independent make-whole calculation and payment obligation. Notwithstanding any provision to the contrary in the Amended Agreement, the following provisions shall govern the Final Make Whole Amount from and after the effective date of this Second Amendment. As used in this Second Amendment, “Forum Common Stock” means the ETHZ Common Stock that comprised the Stock Consideration.

(a) First True-Up Sell Period. From and after the effective date of this Second Amendment and through July 31, 2026 (the “First True-Up Date”), Zippy may sell, in its sole discretion, up to 285,714 shares of Forum Common Stock comprising the Stock Consideration (the “First True-Up Eligible Shares” and such period, the “First True-Up Sell Period”). Zippy shall have no obligation to provide advance notice to Forum prior to selling First True-Up Eligible Shares during the First True-Up Sell Period. Following the First True-Up Date, Zippy shall deliver to Forum a written settlement statement setting forth the number of First True-Up Eligible Shares sold and the aggregate Gross Proceeds realized during the First True-Up Sell Period (the “First True-Up Settlement Statement”). Forum shall pay to Zippy, in cash, by wire transfer of immediately available funds, the First True-Up Make Whole Amount (as defined in Section 1(b) below), if any, within ten (10) Business Days after Forum’s receipt of the First True-Up Settlement Statement, and in no event later than ten (10) Business Days after July 31, 2026. Any First True-Up Eligible Shares not sold by Zippy during the First True-Up Sell Period shall be carried forward and included as Second True-Up Eligible Shares under Section 1(c).

(b) First True-Up Make Whole Amount. For purposes of this Second Amendment, the “First True-Up Make Whole Amount” shall mean the amount, if any, equal to (A) the product of (x) the number of First True-Up Eligible Shares actually sold by Zippy during the First True-Up Sell Period (which may be up to, but shall not exceed, 285,714 shares), multiplied by (y) the Per Share Price of $10.50 (such product, the “First True-Up Guaranteed Amount”), minus (B) the total amount of Gross Proceeds received by Zippy from the sale of such First True-Up Eligible Shares during the First True-Up Sell Period. For the avoidance of doubt: (i) if Zippy sells fewer than 285,714 First True-Up Eligible Shares, the First True-Up Make Whole Amount shall be calculated solely by reference to the First True-Up Eligible Shares actually sold, and Forum shall have no obligation with respect to any unsold First True-Up Eligible Shares under this Section 1(b); and (ii) if the aggregate Gross Proceeds from the sale of First True-Up Eligible Shares equal or exceed the First True-Up Guaranteed Amount, the First True-Up Make Whole Amount shall be zero and no cash payment shall be due from Forum.

(c) Second True-Up Sell Period. From and after August 1, 2026 and through September 30, 2026 (the “Second True-Up Date” and such period, the “Second True-Up Sell Period”), Zippy may sell, in its sole discretion, up to 285,714 additional designated shares of Forum Common Stock comprising the Stock Consideration (the “Second True-Up Designated Shares”) plus any First True-Up Eligible Shares not sold during the First True-Up Sell Period (together, the “Second True-Up Eligible Shares”). Zippy shall have no obligation to provide advance notice to Forum prior to selling Second True-Up Eligible Shares during the Second True-Up Sell Period. Following the Second True-Up Date, Zippy shall deliver to Forum a written settlement statement setting forth the number of Second True-Up Eligible Shares sold and the aggregate Gross Proceeds realized during the Second True-Up Sell Period (the “Second True-Up Settlement Statement”). Forum shall pay to Zippy, in cash, by wire transfer of immediately available funds, the Second True-Up Make Whole Amount (as defined in Section 1(d) below), if any, within ten (10) Business Days after Forum’s receipt of the Second True-Up Settlement Statement, and in no event later than ten (10) Business Days after September 30, 2026. Any Second True-Up Eligible Shares not sold by Zippy during the Second True-Up Sell Period shall be carried forward and included as Third True-Up Eligible Shares under Section 1(e).

(d) Second True-Up Make Whole Amount. For purposes of this Second Amendment, the “Second True-Up Make Whole Amount” shall mean the amount, if any, equal to (A) the product of (x) the number of Second True-Up Eligible Shares actually sold by Zippy during the Second True-Up Sell Period, multiplied by (y) the Per Share Price of $10.50 (such product, the “Second True-Up Guaranteed Amount”), minus (B) the total amount of Gross Proceeds received by Zippy from the sale of such Second True-Up Eligible Shares during the Second True-Up Sell Period. For the avoidance of doubt: (i) if Zippy sells fewer than all Second True-Up Eligible Shares, the Second True-Up Make Whole Amount shall be calculated solely by reference to the Second True-Up Eligible Shares actually sold, and Forum shall have no obligation with respect to any unsold Second True-Up Eligible Shares under this Section 1(d); and (ii) if the aggregate Gross Proceeds from the sale of Second True-Up Eligible Shares equal or exceed the Second True-Up Guaranteed Amount, the Second True-Up Make Whole Amount shall be zero and no cash payment shall be due from Forum.

(e) Third True-Up Date; Sell and Retain Options. The period from October 1, 2026 through December 31, 2026, shall be the “Third True-Up Sell Period” and December 31, 2026 shall be the “Third True-Up Date”. During the Third True-Up Sell Period, Zippy may sell, in its sole discretion, any or all of the Third True-Up Eligible Shares (as defined in Section 1(f) below). Zippy shall have no obligation to provide advance notice to Forum prior to selling Third True-Up Eligible Shares. On or promptly after the Third True-Up Date, Zippy shall deliver to Forum a written settlement statement identifying (i) the number of Third True-Up Eligible Shares sold during the Third True-Up Sell Period and the aggregate Gross Proceeds received therefrom, and (ii) the number of Third True-Up Eligible Shares retained by Zippy as of December 31, 2026 (such statement, the “Third True-Up Settlement Statement”). Forum shall pay to Zippy, in cash, by wire transfer of immediately available funds, the Third True-Up Make Whole Amount (as defined in Section 1(f) below), if any, within ten (10) Business Days after Forum’s receipt of the Third True-Up Settlement Statement, and in no event later than ten (10) Business Days after December 31, 2026.

(f) Third True-Up Eligible Shares; Third True-Up Make Whole Amount. The “Third True-Up Eligible Shares” shall mean 285,714 additional designated shares of Forum Common Stock comprising the Stock Consideration plus any Second True-Up Eligible Shares not sold during the Second True-Up Sell Period (which, for the avoidance of doubt, shall include any First True-Up Eligible Shares that were not sold during the First True-Up Sell Period and were carried forward into the Second True-Up Sell Period but remained unsold). The “Third True-Up Make Whole Amount” shall mean the sum of: (i) with respect to Third True-Up Eligible Shares sold by Zippy during the Third True-Up Sell Period: the amount, if any, equal to (A) the number of such shares sold multiplied by the Per Share Price of $10.50, minus (B) the actual Gross Proceeds received by Zippy from such sales; plus (ii) with respect to Third True-Up Eligible Shares constituting Retained Stock (as defined in Section 1(g) below) as of December 31, 2026, the amount, if any, equal to (A) the number of shares of such Retained Stock multiplied by the Per Share Price of $10.50, minus (B) the number of shares of such Retained Stock multiplied by the volume-weighted average price of Forum’s common stock on The Nasdaq Capital Market for the ten (10) Trading Days prior to the Third True-Up Date (the “Third True-Up VWAP”); provided that any Trading Day on which trading in Forum Common Stock is halted or suspended for market-wide reasons shall be excluded and the measurement period shall be extended to include the next Trading Day. For the avoidance of doubt: (x) if the Third True-Up VWAP equals or exceeds $10.50, the Retained Stock component under clause (ii) shall be zero; (y) any Third True-Up Eligible Shares as to which Gross Proceeds equal or exceed the Per Share Price of $10.50 shall contribute zero to the sold-share component under clause (i); and (z) Zippy may elect clause (i) with respect to some Third True-Up Eligible Shares and clause (ii) with respect to others, in any combination, in its sole discretion.

(g) Retained Stock — Revised Definition. As used in this Second Amendment, “Retained Stock” means shares of Forum Common Stock comprising the Stock Consideration continuously held by Zippy from the Closing through the First True-Up Date, the Second True-Up Date, and the Third True-Up Date. For the avoidance of doubt, any shares sold by Zippy in any sell period shall not constitute Retained Stock, and no make-whole payment shall be made twice with respect to any single share. Further, for the sake of clarity, any shares of common stock of Forum purchased or otherwise acquired by Zippy after the Closing (other than shares comprising the Stock Consideration issued at the Closing) shall not be Retained Stock.

(h) Supersession of Original True-Up Determination Date. The Original True-Up Determination Date of June 30, 2026 is hereby superseded and replaced in its entirety by the trifurcated framework set forth in this Section 1. All references in the Agreement and the First Amendment to “True-Up Determination Date,” “Final Make Whole Amount,” and related defined terms shall be construed in accordance with this Second Amendment from and after the effective date hereof. For the avoidance of doubt, no payment obligation of Forum shall arise on or after June 30, 2026 solely by reason of the Original True-Up Determination Date, and the existence or amount of any make-whole obligation shall be determined exclusively pursuant to this Second Amendment.

(i) No Double Recovery. Each of the First True-Up Make Whole Amount, the Second True-Up Make Whole Amount, and the Third True-Up Make Whole Amount is calculated on a distinct and non-overlapping pool of shares: (A) the First True-Up Make Whole Amount applies only to First True-Up Eligible Shares actually sold during the First True-Up Sell Period; (B) the Second True-Up Make Whole Amount applies only to Second True-Up Eligible Shares actually sold during the Second True-Up Sell Period, which pool excludes all shares already sold during the First True-Up Sell Period; and (C) the Third True-Up Make Whole Amount applies only to Third True-Up Eligible Shares, whether sold during the Third True-Up Sell Period or retained as of December 31, 2026, which pool excludes all shares previously sold in any prior sell period. Because each share of Forum Common Stock held by Zippy appears in exactly one calculation, no offset, credit, or deduction between tranches is required or applicable, and the total aggregate make-whole obligation of Forum shall not exceed the amount necessary to ensure Zippy receives, in aggregate, proceeds equivalent to the Per Share Price of $10.50 for each share of Forum Common Stock originally comprising the Stock Consideration and which remained Retained Stock.

2.  Forfeiture Make Whole — Conforming Amendment. Section 6.2 of the Agreement is hereby further amended to provide that Forum’s obligation to pay the Final Make Whole Amount, for purposes of the forfeiture provisions of the Amended Agreement (including without limitation the Forfeiture Make Whole Amount provisions), shall be deemed satisfied if Forum timely pays (i) the First True-Up Make Whole Amount, if any, within ten (10) Business Days after Forum’s receipt of the First True-Up Settlement Statement (and in no event later than ten (10) Business Days after July 31, 2026); (ii) the Second True-Up Make Whole Amount, if any, within ten (10) Business Days after Forum’s receipt of the Second True-Up Settlement Statement (and in no event later than ten (10) Business Days after September 30, 2026); and (iii) the Third True-Up Make Whole Amount, if any, within ten (10) Business Days after Forum’s receipt of the Third True-Up Settlement Statement (and in no event later than ten (10) Business Days after December 31, 2026), in each case in accordance with Section 1 of this Second Amendment. No forfeiture event shall be deemed to have occurred solely as a result of the substitution of the trifurcated true-up framework for the Original True-Up Determination Date, provided that Forum meets each payment obligation by the applicable deadline. For the avoidance of doubt, Forum’s failure to timely pay any amount required under Section 1 of this Second Amendment shall constitute a failure to timely pay a cash amount pursuant to Section 6.2 for purposes of the definition of ‘ETHZ Forfeiture Event’ under Section 6.3(a) of the Agreement.

3.  Zippy Monthly Reporting Obligation — Conforming Amendment. The covenant in the Agreement requiring Zippy to provide Forum with monthly stock transaction reports as to the shares of Forum Common Stock comprising the Stock Consideration until the True-Up Determination Date shall, following the effective date of this Second Amendment, continue until December 31, 2026 (the Third True-Up Date), and shall apply separately with respect to each True-Up Determination Date.

4.  Reservation of Rights; No Waiver. The restructuring of the Final Make Whole Amount mechanics pursuant to this Second Amendment shall not constitute a waiver, amendment, or modification of any of Forum’s or Zippy’s rights or remedies under the Amended Agreement, including, without limitation, Forum’s or Zippy’s rights under Section 6.2 (Midpoint and Final True-Up), Section 6.3 (ETHZ Forfeiture on Certain Events), and Section 6.5 (Failure to Register; Liquidated Damages).

5.  Acknowledgement of Intent. Forum reaffirms its intent to work in good faith to assist Zippy with its sale of Forum Common Stock as contemplated in the Transaction Agreements (each as defined in the Agreement).

6.  Ratification and Integration. Except as expressly modified by this Second Amendment, all terms, conditions, and provisions of the Amended Agreement remain in full force and effect and are hereby ratified and confirmed by the Parties. In the event of any conflict between this Second Amendment and the Agreement or the First Amendment, this Second Amendment shall control. This Second Amendment, together with the Amended Agreement, constitutes the entire agreement between the Parties regarding the subject matter hereof.

7.  Governing Law; Counterparts. This Second Amendment shall be governed by, and construed in accordance with, the laws of the State of Delaware. This Second Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Any Party may execute this Second Amendment by electronic signature (including facsimile or scanned email), and the other Party will be entitled to rely on such signature as conclusive evidence that this Second Amendment has been duly executed by such Party. This Second Amendment shall be considered an amendment to the Amended Agreement and the general provisions set forth therein shall govern this Second Amendment.

[Signature Page Follows]

FORUM MARKETS, INC.		ZIPPY, INC.
a Delaware corporation		a Delaware corporation

By:	/s/ McAndrew Rudisill	By:	/s/ Ben Halliday
Name:	McAndrew Rudisill	Name:	Ben Halliday
Title:	Chief Executive Officer	Title:	Chief Executive Officer

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